UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2012

DIRECTV
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities.

On August 27, 2012, as further described below, each issued and outstanding share of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) was reclassified (the “Reclassification”) on a one-for-one basis into a single class of common stock, par value $0.01 per share (the “Common Stock”).  The Reclassification was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Please see the disclosure set forth under “Item 3.03 Material Modification to Rights of Security Holders,” which is incorporated by reference into this Item 3.02.

Item 3.03                      Material Modification to Rights of Security Holders.

On May 3, 2012, at an annual meeting of shareholders of DIRECTV (the “Company”), the shareholders of the Company approved, among other things, the Third Amended and Restated Certificate of Incorporation, which amends the Second Amended and Restated Certificate of Incorporation to (i) effect the Reclassification, (ii) eliminate all references to Class A Common Stock and Class B Common Stock and (iii) eliminate provisions related specifically to the designation and attributes of Class B Common Stock.  The Company had retained the ability to issue shares of Class B Common Stock because of litigation that arose out of the transaction with Liberty Media Corporation in 2009, but because a final settlement has ended that litigation, it is no longer necessary to retain the ability to issue shares of Class B Common Stock.

The Company filed the Third Amended and Restated Certificate of Incorporation on August 27, 2012 with the Secretary of State of the State of Delaware.  The Third Amended and Restated Certificate of Incorporation became effective on August 27, 2012 (the “Effective Time”).

At the Effective Time, each share of the Company’s issued and outstanding Class A Common Stock and Class B Common Stock automatically was reclassified as, and became one share of, a new single class of Common Stock that has the same voting powers, preferences, rights and qualifications, limitations and restrictions as the prior Class A Common Stock.  The Reclassification had the following effects, among others, on the holders of Class A Common Stock:

Voting Power.  Prior to the Reclassification, holders of shares of Class B Common Stock were entitled to 15 votes per share on any matters subject to a stockholder vote, and holders of shares of Class A Common Stock were entitled to cast one vote per share.  As a result of the Reclassification, all shareholders have only one vote per share on all matters subject to a stockholder vote.

Economic Interests.  The Reclassification had no impact on the economic interest of holders of Class A Common Stock, including with regard to dividends, liquidation rights and redemption.

Capitalization.  As part of the Reclassification, the Company increased the number of authorized shares of Common Stock from 3,947,000,000 to 3,950,000,000.

Resale of Common Stock.  Shares of Common Stock may be sold in the same manner as shares of Class A Common Stock were previously sold.

Equity Incentive Plans.  Upon the Reclassification, outstanding options and restricted stock units denominated in shares of Class A Common Stock issued under any of the Company’s equity incentive plans remained unchanged, except that they now represent the right to receive shares of the new single class of Common Stock rather than the prior Class A Common Stock.

The foregoing description of the Third Amended and Restated Certificate of Incorporation is a summary only and is qualified in its entirety by reference to the full text of the Third Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1.  The Third Amended and Restated Certificate of Incorporation is incorporated herein by reference.

The Common Stock will trade on the Nasdaq Global Select Market under the ticker symbol “DTV.”  The CUSIP number for the Common Stock is 25490A309.

Item 5.03                      Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Please see the disclosure set forth above under “Item 3.03 Material Modification to Rights of Security Holders,” which is incorporated by reference into this Item 5.03.

In connection with the filing of the Third Amended and Restated Certificate of Incorporation, the By-laws of the Company were amended and restated to eliminate obsolete provisions relating to the prior dual-class common stock structure.

A copy of the Amended and Restated By-laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.  The foregoing description of the Restated By-laws is a summary only and is qualified in its entirety by reference to the full text of the Restated By-laws.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Amended and Restated Certificate of Incorporation of DIRECTV

3.2	Amended and Restated By-laws of DIRECTV

4.1	Form of stock certificate for DIRECTV Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV

By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Date: August 27, 2012

EXHIBIT INDEX

No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of DIRECTV

3.2	Amended and Restated By-laws of DIRECTV

4.1	Form of stock certificate for DIRECTV Common Stock